UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

Taylor Morrison Home Corp

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35873	83-2026677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000
Scottsdale, Arizona		85251
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 840-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TMHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On April 26, 2023, Taylor Morrison Home Corporation (the “Company”) issued a press release setting forth its financial results for its first quarter ended March 31, 2023. A copy of the Company’s press release is attached as Exhibit 99.1 to this report. The Company does not intend for this Item 2.02 or Exhibit 99.1 to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference into filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2023, the Board of Directors (the “Board”) of the Company approved a request from Louis Steffens, Executive Vice President and Chief Financial Officer (“CFO”) of the Company, to step down from his CFO responsibilities, effective May 1, 2023, to attend to family commitments that will require him to relocate out of Arizona. Mr. Steffens will remain with the Company as Executive Vice President of Strategic and Operational Initiatives and will assist in the CFO transition.

The Board has appointed Curt VanHyfte, the Company’s West Area President, to serve as Interim Chief Financial Officer effective May 1, 2023, as the Company commences a search for Mr. Steffens’ permanent successor. Mr. VanHyfte, 55, joined the Company in connection with the Company’s acquisition of William Lyon Homes (“WLH”) in February 2020. In his current role, he oversees and drives operational excellence and growth for Western markets, including those in Arizona, California, Washington and Oregon. While at WLH from 2019 to 2020, Mr. VanHyfte served as Division President of the Arizona division, where he led overall homebuilding operations in the Phoenix market. Prior to joining WLH, Mr. VanHyfte served at M/I Homes, Inc. as Area President, Chicago Division, responsible for homebuilding operations in the area. During his nearly 30-year career in homebuilding, he has held division, regional and national roles in finance and spent time as a Division President in Chicago, St. Louis, Houston and Phoenix for several homebuilders. Mr. VanHyfte earned a B.S. in accounting with a minor in business management from St. John’s University in Minnesota.

In connection with the CFO transition, the Compensation Committee of the Board of Directors (the “Committee”) approved an Amended and Restated Employment Agreement for Mr. Steffens, dated as of April 25, 2023 and effective as of May 1, 2023 (the “Employment Agreement”). The terms of the Employment Agreement are materially consistent with the terms of Mr. Steffens’ existing employment agreement with the following changes: (i) Mr. Steffens’ annual base salary will be reduced from $650,000 to $525,000 upon the earlier of (x) the Company’s appointment of a permanent Chief Financial Officer to succeed Mr. Steffens or (y) June 30, 2023 (such date, the “Transition Date”); (ii) Mr. Steffens will be permitted to work remotely; and (iii) effective upon the Transition Date, Mr. Steffens’ Severance Payments (as defined in the Employment Agreement) upon a termination without “cause” or a resignation for “good reason” will be reduced from 1.5 times the sum of Mr. Steffens’ annual base salary and annual bonus, to 1.0 times Mr. Steffens’ annual base salary.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

99.1	Press release issued April 26, 2023 by Taylor Morrison Home Corporation and furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taylor Morrison Home Corporation

Date: April 26, 2023	By:	/s/ Darrell C. Sherman
Darrell C. Sherman Executive Vice President, Chief Legal Officer and Secretary